EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. on Form S-3 of our report dated January 29, 1994, appearing in Form 8-K of Applebee's International, Inc. dated September 6, 1995, (related to the financial statements of Pub Ventures of New England, Inc. as of December 31, 1993, and for the year then ended, not presented separately therein). We also consent to the reference to us under the heading "Experts" in this Registration Statement.








Coopers & Lybrand L.L.P
Boston, Massachusetts
September 6, 1995